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                                                                   EXHIBIT 10.15



                               FIRST AMENDMENT TO
                         FRANCHISEE FINANCING AGREEMENT

         This First Amendment to Franchisee Financing Agreement ("Amendment") is made and entered into by and among Textron Financial Corporation, a Delaware corporation ("TFC"), ColorTyme, Inc., a Texas corporation ("ColorTyme"), and Rent-A-Center, Inc., a Delaware corporation ("RAC").

                                    RECITALS

         A. TFC, ColorTyme and RAC are parties to that certain Amended and Restated Franchisee Financing Agreement dated March 27, 2002 (the "Agreement"). Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         B. ColorTyme and RAC have requested, and TFC has agreed, that a portion of the credit facility evidenced by the Agreement may be refinanced by a third party.

         C. TFC, ColorTyme and RAC desire to amend the Agreement on the terms set forth in this Amendment.

                                    AGREEMENT

         In consideration of the premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, TFC, ColorTyme and RAC agree as follows:

         1. Credit Facility. Section 1.1 of the Agreement is hereby amended by deleting the existing section 1.1 in its entirety and substituting in place thereof the following:

                  1.1 Credit Facility. TFC shall provide a credit facility for Franchisees on the terms and subject to the conditions set forth in this Agreement. The amount of the credit facility shall be up to, but not in excess of, forty million dollars ($40,000,000.00).

         2. Letter of Credit. Section 3.3 of the Agreement is hereby amended by deleting the existing section 3.3 in its entirety and substituting in place thereof the following:

                  3.3 Letter of Credit. Within five (5) business days following each notice of a default under a Receivable pursuant to section 3.1, RAC shall cause a standby letter of credit to be issued to TFC in an amount equal to one hundred fifteen percent (115%) of the outstanding balance of the defaulted Receivable. The letter of credit shall secure the obligations of ColorTyme under section 3.4 with respect to such defaulted Receivable. Upon payment by ColorTyme of the Recourse Amount (as that term is hereinafter defined) with respect to the defaulted Receivable, such letter of credit shall be promptly returned to RAC for cancellation. The letter of credit shall provide for a term of one (1) year; shall be payable upon presentation to the issuing



FIRST AMENDMENT TO FRANCHISEE FINANCING AGREEMENT

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         bank of a certificate of TFC stating that ColorTyme has failed to pay all amounts due under section 3.4 with respect to the Receivable for which the letter of credit was issued; shall be issued by a bank located in the United States that is included in the bank group of RAC's senior lenders (or such other bank as may be approved by TFC in its discretion), but excluding any bank that has a participation interest in any of the Receivables or this Agreement, which bank must have a senior unsecured issuer rating of Aa or above as determined by Moody's Investors Service or a short-term issue credit rating of A1 or above as determined by Standard & Poors; and shall otherwise be acceptable to TFC in all respects.

         3. Assignment to ColorTyme. Section 3.4 of the Agreement is hereby amended by deleting the existing section 3.4 in its entirety and substituting in place thereof the following:

                  3.4 Assignment to ColorTyme. TFC shall assign its interest in the defaulted Receivable and the collateral securing such defaulted Receivable to ColorTyme, WITHOUT RECOURSE OR WARRANTY OF ANY KIND WHATSOEVER, (a) following repossession and/or foreclosure of the collateral securing the defaulted Receivable, or (b) following the entry by a court of competent jurisdiction of an order staying or barring such actions or adjudicating the rights of TFC with respect to such collateral, or (c) in any event, eleven (11) months following the issuance of the letter of credit with respect to the defaulted Receivable pursuant to section 3.3. Contemporaneously with and as a condition precedent to such assignment, ColorTyme shall pay to TFC an amount (the "Recourse Amount") equal to the sum of (x) the outstanding principal balance of such Receivable, (y) all accrued and unpaid interest thereon and (z) all reasonable expenses incurred by TFC, including the fees and expenses of its legal counsel, in connection with the enforcement of such Receivable, up to a maximum of one thousand dollars ($1,000.00) per Receivable.

         4. Consent of Guarantor. RAC, as the guarantor of all debts, liabilities and obligations of ColorTyme to TFC under the Agreement, hereby consents to the amendment of the Agreement as provided herein.

         5. Effect of this Amendment. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the provisions of this Amendment shall prevail. Except as expressly set forth in this Amendment, however, all provisions of the Agreement shall remain unchanged and shall continue in full force and effect. This Amendment is hereby incorporated into the Agreement for all purposes.

         6. Effective Date. This Amendment shall be effective as of the commencement of business at the offices of TFC in Reno, Nevada, on the date hereof.



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         IN WITNESS WHEREOF, TFC, ColorTyme and RAC have executed this Amendment on this 23rd day of July, 2002.

                                    COLORTYME, INC.
                                    5700 Tennyson Parkway, Suite 180
                                    Plano, Texas 75024

                                    By: /s/ Steven M. Arendt
                                        ----------------------------------------
                                    Name: Steven M. Arendt
                                          --------------------------------------
                                    Title: President and Chief Executive Officer
                                           -------------------------------------

                                    RENT-A-CENTER, INC.
                                    5700 Tennyson Parkway, 3rd Floor
                                    Plano, Texas 75024

                                    By: /s/ Mitchell E. Fadel
                                        ----------------------------------------
                                    Name: Mitchell E. Fadel
                                          --------------------------------------
                                    Title: President
                                           -------------------------------------

                                    TEXTRON FINANCIAL CORPORATION
                                    6490 South McCarran Blvd., C-21
                                    Reno, Nevada 89509

                                    By: /s/ Scott Hastings
                                        ----------------------------------------
                                    Name: Scott Hastings
                                          --------------------------------------
                                    Title: Division President
                                           -------------------------------------



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